Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement in Form S-8 of our report dated 11 February 1998 which appears in the Registration Statement of Cunningham Graphics International, Inc. on Form S-1 (File No. 333-46541), filed with the Securities and Exchange Commission with respect to the consolidated financial statements of Roda Limited for the period ended 31 December 1997 and the financial statements of Roda Print Concepts Limited (Predecessor) for the ten months ended 31 October 1996.


                                                     /s/ Ernst & Young LLP
                                                     Chartered Accountants

London, England
11 May, 1998